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EXHIBIT A

                            JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated December 13, 1996 with respect to the Common Stock of Ambase Corporation is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.



Dated:  December 13, 1996



                                            KRAMER SPELLMAN L.P.


                                            By:      /s/ Orin S. Kramer
                                                 Name: Orin S. Kramer
                                                 Title: a General Partner


                                            By: /s/ Jay Spellman
                                                 Name: Jay Spellman
                                                 Title: a General Partner


                                                 /s/ Orin S. Kramer
                                                 Orin S. Kramer


                                                 /s/ Jay Spellman
                                                 Jay Spellman